Exhibit 23.2
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            Consent of Independent Registered Public Accounting Firm





Ramp Corporation
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this amendment to the Registration Statement on Form S-3/A filed on September 23, 2004 (the "Registration Statement"), of our report dated April 8, 2004, which contained an explanatory paragraph indicating that substantial doubt exists as to the Company's ability to continue as a going concern, relating to the consolidated financial statements as of and for the year ended December 31, 2003, of Ramp Corporation, formerly Medix Resources, Inc., ("the Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the incorporation by reference in the Registration Statement of our report dated September 12, 2003 relating to the financial statements as of and for the years ended December 31, 2002 and 2001 of The Duncan Group, Inc. d/b/a Frontline Physicians Exchange appearing in the Company's Current Report on Form 8-K/A filed on June 9, 2004.

We also consent to the references to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

September 23, 2004